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                                                                  EXHIBIT 3.1.60

                          CERTIFICATE OF INCORPORATION

                                       OF

                             SCI U.K. HOLDING, INC.

         FIRST:   The name of this Corporation is SCI U.K. HOLDING, INC.

         SECOND: Its Registered Office in the State of Delaware is to be located at 100 West Tenth Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The Registered Agent in charge thereof is The Corporation Trust Company.

         THIRD:   The business of the Corporation shall be to hold shares either directly or through one or more subsidiaries, in any company established for the purpose of carrying on in the United Kingdom or Continental Europe the business of SCI Systems, Inc., a Delaware corporation, and to advise and assist in the promotion and development of the business of any such company, including, without prejudice to the generality of the foregoing, to provide all or part of the finance required by any such company and in connection therewith, the Corporation may employ such staff, raise money by whatsoever means, place funds on deposit or otherwise invest funds not for the time being used in the principal business of the Corporation with a view to obtaining income therefrom or of making a long term gain but not for short term profit and generally, the Corporation may do anything calculated to facilitate or which is conducive or incidental to the attainment of the above object.

         FOURTH: The amount of the total authorized stock of this Corporation is One Thousand Dollars ($1,000), divided into Ten Thousand (10,000) shares, of One-Tenth of One Dollar ($0.10) each.

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         FIFTH:   The name and mailing address of the incorporator is as
follows:

       NAME                                    MAILING ADDRESS

Wayne Shortridge                     Powell, Goldstein, Frazer & Murphy
                                     The Citizens and Southern National Bank
                                        Building
                                     35 Broad Street, N.W.
                                     Atlanta, Georgia  30335

         SIXTH:   The initial Board of Directors shall consist of three (3)
members who shall be and whose addresses are:

       NAME                                    MAILING ADDRESS

John Gallagher                        P.O. Box 4
                                      One Crompton Way
                                      North Newmoor Industrial Estate
                                      Irvine, Ayrshire Scotland
                                      KA11 4HU

Olin B. King                          5000 Technology Drive
                                      Huntsville, Alabama  35802

Ian Lumsden                           P.O. Box 4
                                      One Crompton Way
                                      North Newmoor Industrial Estate
                                      Irvine, Ayrshire Scotland
                                      KA11 4HU

         THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, does make, file and record this Certificate, and does certify that the facts herein stated are true; and has accordingly set his hand this 12th day of July, 1984.

                                               /s/ Wayne Shortridge
                                               ---------------------------------
                                               Incorporator

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